UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2004 (October 15, 2004)

VERILINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 JETPLEX CIRCLE
MADISON, AL 35758-8989
(Address of principal executive offices / Zip Code)

256.327.2001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act.

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

     ☐      Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

     ☐      Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

     On October 11, 2004, the Compensation Committee of Verilink Corporation granted non-qualified stock options to Verilink’s executive officers in the amounts set forth below:

Employee Name	Shares
Belden, Leigh S.	16,500
Gosal, Sarabjit	8,500
Mosgrove, Betsy D.	7,500
Shackelford, D. Wayne	8,750
Smith, C W	9,000
Westbrook, S. Todd	10,000

     The options set forth above vest in equal monthly installments over a one-year period and are exercisable at a price of $1.15 per share of Verilink common stock. The stock options have a maximum term of five years from the date of grant. The options are fully exercisable from the date of grant; however, the shares issuable upon exercise are subject to repurchase until fully vested. Upon cessation of employment or service with Verilink, Verilink has the option to repurchase any unvested shares at a repurchase price equal to the exercise price of the option. Options granted to directors and executive officers become fully vested upon a change of control.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION (Registrant)

Dated: October 15, 2004	By:	/s/ C. W. Smith C. W. Smith Vice President and Chief Financial Officer

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